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                                     EXHIBIT 12.1
                          RATIO OF EARNINGS TO FIXED CHARGES


                              REALTY INCOME CORPORATION

           STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN THOUSANDS)

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                              Six months ended June 30,               Years ended December 31,
                              -------------------------   -----------------------------------------------
                                   1998      1997           1997      1996      1995      1994     1993
                              ---------------------------------------------------------------------------
Net Income                       $20,232   $16,253        $34,770   $32,223   $25,600   $15,224   $29,318
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Fixed Charges:
   Interest                        5,051     3,149          7,800     1,987     2,186       354         5
   Amortization of fees              303       172            426       380       456        42        --
   Interest Capitalized              234        82            168       150       217        --        --
                              ---------------------------------------------------------------------------

     Fixed Charges                 5,588     3,403          8,394     2,517     2,859       396         5
                              ---------------------------------------------------------------------------


Net Income before
   Fixed Charges                  25,586    19,574         42,996    34,590    28,242    15,620    29,323

Divided by Fixed Charges           5,588     3,403          8,394     2,517     2,859       396         5
                              ---------------------------------------------------------------------------

Ratio of Earnings to
   Fixed Charges                       5         6              5        14        10        39     5,865
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